Consent of Ernst & Young LLP, Independent
                        Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class Y and Investor Class Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class Y and Investor Class Shares Statement of Additional Information and to the incorporation by reference of our report, dated May 12, 2006, on the financial statements and financial highlights of Pioneer International Equity Fund included in the Annual Report to the Shareowners for the year ended datelstransMonth3Day31Year2006March 31, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 333-09079) of Pioneer International Equity Fund.


                                                       /s/ ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 2006